Final

LEASE AGREEMENT

This Lease Agreement made this 18th day of January, 2006, by and between Leaventon and Leaventon, L.L.C., an Ohio limited liability company, hereinafter referred to as "Landlord", and The Guitammer Company, hereinafter referred to as "Tenant".

1. Leased Premises. Landlord, for and in consideration for the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, does hereby demise and lease to Tenant, and Tenant hereby leases and rents from Landlord and upon the terms and conditions hereinafter set forth, certain premises of (+) or (-) 11,177 square feet of office and warehouse space located at 6111 Maxtown Road, Westerville, OH 43082, as more particularly depicted upon Exhibit A, attached hereto (the "Leased Premises").

During the Term (as hereinafter defined) of this Lease Agreement, Tenant and Tenant's customers, employees and invitees shall have a non-exclusive right and license to the use of the sidewalks, and service driveways, if any, adjacent to the Building, such use to be in common with other tenants in the Building, Landlord and their respective customers, clients, employees and invitees. In addition Tenant, will be provided with the exclusive use of a total of eighteen (18) parking spaces in the designated parking area adjacent to the Leased Premises.

2. Original Term of Lease Agreement. Tenant takes from Landlord the Leased Premises upon the terms and conditions herein contained, to have and to hold the same for a term of forty-two (42) months (the "Original Term"). The commencement date of this Lease Agreement shall be 3/1/2006 (the "Commencement Date"), and the termination date shall be 8/31/2009. At any time after the twelfth full month following the Commencement Date Tenant may elect to terminate this Lease Agreement, effective upon delivery of notice of such termination to Landlord, provided that Tenant has given Landlord written notice of its intent to terminate not less than ninety (90) days prior to the date that such termination is to become effective. If Tenant elects to terminate the Lease Agreement prior to the expiration of the Term pursuant to this Paragraph 2, Tenant agrees to pay a certain penalty, as calculated in Paragraph 3(C).

3. Payment of Rent. Tenant agrees to pay to Landlord for the Leased Premises as stipulated below, payable in monthly installments in advance by the first day of each calendar month without any setoff whatsoever. All payments shall be made to Landlord at 6160 Miller Road, Brecksville, Ohio 44141, or at such other place as may from time to time be designated by Landlord. The terms of this agreement are for a gross amount $222,608.57 total payable as follows: for the period 3/1/2006 – 3/31/2006 = $0.00/month; for the period 4/1/2006 – 6/30/2006 = $2,794.25/month; for the period 7/1/2006 – 10/31/2006 = $4,191.38/month; for the period 11/1/2006 – 10/31/2007 = $5,588.50/month; for the period 11/1/2007 – 10/31/2008 = $5,821.35/month; for the period 11/1/2008 – 8/31/2009 = $6,054.21/month.

A. Rent is due on the first day of the month. If any monthly payment required is not paid in full within seven (7) days of the due date, then, in addition to such monthly lease payment, there shall be immediately due and payable, and the undersigned jointly and severally promise to pay in respect to each such delinquent monthly payment, a late charge in the amount of five percent (5.00%) of the required monthly payment.

B. The Lease Agreement may be renewed for one (1) additional thirty-six (36) month term (the "Renewal Term", and together with the Original Term and any extensions or renewals thereof, the "Term") running consecutively with the expiration of the Original Term. Upon exercise, all the terms and conditions contained herein shall remain in force during the Renewal Term and any subsequent extensions or renewals except for the rent, which shall be determined at the market rental rates, subject to mutual agreement of Landlord and Tenant. No later than ninety (90) days prior to the date upon which the Original Term expires, Tenant shall notify Landlord, in writing, of its election to exercise the right to extend the term hereof as provided herein. The right to extend the Term of this Lease Agreement shall terminate if not timely exercised as herein provided. The right to renew or extend the Term of the Lease Agreement may only be exercised if at the time of exercise, Tenant is not then in default under any term or condition of this Lease Agreement.

C. The penalty in above Paragraph 2 is $16,100.13.

4. Use of Leased Premises. Tenant agrees that the Leased Premises shall be used solely and occupied solely for the purpose of manufacture and sales of electronic and related equipment and any other business Tenant may become involved with during the Term of the Lease Agreement, and uses incidental thereto. Tenant agrees to be reasonable and considerate of other tenants in the Building (as hereinafter defined) in terms of what other tenants and/or Landlord may consider disruptive. Tenant has the right to install a sign on the outside of the Building, subject to Landlord and the Township approval.

5. Utilities. Landlord and Tenant hereby agree that Tenant shall, as of the Commencement Date and thereafter, pay all utility charges for the Leased Premises including electric, gas, water and sewer charges. Landlord shall not in any manner be construed as having made any warranty or representation to Tenant as to the availability or cost of utilities to the Leased Premises and shall not be responsible for any stoppage, curtailment, or increase thereof unless caused by Landlord's negligence or willful misconduct. No stoppage, curtailment of utility shall entitle Tenant to any abatement or deferment rent unless caused by Landlord's negligence or willful misconduct.

It is also agreed by Landlord and Tenant that should Tenant desire janitorial or trash removal for the Leased Premises then Tenant shall be responsible for the payment for such janitorial and trash removal. All trash of Tenant shall be deposited in a closed container at the rear of the building containing the Leased Premises (the "Building"). All grounds maintenance for the exterior of the Building shall be provided by Landlord.

6. Covenants by Tenant. Tenant agrees that it shall:

A. Observe the rules and regulations as from time to time may be reasonably put in effect by Landlord for general safety, comfort and convenience of Landlord, occupants, and tenants of the Building. Any failure by Landlord to enforce any rules and regulations against either Tenant or any other tenant in the Building shall not constitute a waiver thereof. Notwithstanding the foregoing, Landlord agrees that these rules and regulations shall in no way disrupt Tenant's business and that Tenant will not be subject to any rules or regulations that disrupt or unreasonably impede Tenant's business.

B. At Landlord's request, give authorized employees of Landlord or its mortgagee (or contractor for either) access to the Leased Premises at all reasonable times upon reasonable notice, without charge or diminution of rent for the purpose of making any necessary repairs. Except as expressly provided otherwise in this Lease Agreement and except to the extent caused by the negligence or intentional, wrongful acts or omissions of Landlord, its agents, employees and invitees, there shall be no allowance to Tenant or diminution of rent and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Leased Premises or in and to the fixtures, appurtenances and equipment thereof. Notwithstanding the foregoing, any repairs undertaken by Landlord, its agents, employees or invitees which affect Tenant's use of the Leased Premises shall be completed in a speedy and competent manner and Landlord shall remain liable for any damages caused to Tenant's business by any unnecessary delay in completing such repairs.

C. Keep the interior, non-structural portions of the Leased Premises in good order and condition, ordinary wear and tear excepted. Make such repairs thereto as are excluded from Landlord's obligations pursuant to paragraph 11, and commit no waste on the Leased Premises or the Building.

D. Upon the termination of this Lease Agreement in any manner whatsoever, remove Tenant's goods and effects and quit and deliver up the Leased Premises to Landlord peaceably and quietly in as good order and condition as the same are now or hereafter may be improveed by Landlord or Tenant, ordinary use and wear thereof and repairs which are Landlord's obligations excepted. Any personal property installed by Tenant at its own expense, shall remain Tenant's property, which Tenant shall be obligated to remove at any termination of this Lease Agreement, provided that in such removal Tenant shall repair any damage occasioned to the Leased Premises. Any property of Tenant not removed within thirty (30) days after termination of this Lease Agreement shall be considered abandoned, may be disposed of as Landlord deems expedient, and Tenant shall have no further right or obligation in connection therewith. All alterations, installments, additions, improvements and floor covering made and installed for Tenant by Landlord at Landlord's expense shall remain Landlord's property, whether movable or not, and Tenant shall be responsible for the maintenance thereof, normal wear and tear

excepted and Tenant shall not remove said property without the written consent of Landlord.

E. Not overload, damage or deface the Leased Premises or do any act or bring or keep anything thereon which may make void or voidable any insurance on the Leased Premises or the Building.

F. Not make any structural alteration of or addition to the Leased Premises without the written approval of Landlord, said written approval not to be unreasonably withheld. Any improvements or changes within the rental space will be paid for by Tenant.

G. Be responsible for the ordinary maintenance of the HVAC system for the Leased Premises, keeping a maintenance contract with a vendor of Tenant's choice, for semi-annual inspections. Landlord will be responsible for replacement of the HVAC unit, if needed, and with proof of maintenance records provided by Tenant. Landlord will pay for an inspection of the HVAC system prior to the Commencement Date so that when Tenant occupies the space, the HVAC system is in known good working order.

H. Be responsible for determining the fitness and zoning of the Leased Premises for Tenant's use.

I. Complete and submit attached credit application and submit credit references to Landlord for Landlord's review. Landlord must be satisfied with the references and review of the credit application, Landlord's reasonable discretion. Landlord will review this information in a timely manner prior to the Commencement Date. If Landlord fails to notify Tenant within seven (7) days of the date that Tenant submits its application and references to Landlord that Tenant's references and/or application are unsatisfactory, then this subparagraph 6(I) shall be deemed stricken from the Lease Agreement.

Tenant's obligations under this Paragraph 6 to do or not to do a specified act shall extend to and include Tenant's obligation to see to it that Tenant's employees, invitees and agents shall do or shall not do such acts, as the case may be.

7. Environmental. Tenant hereby agrees that no "hazardous substances" (including those substances defined as "hazardous substances" in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et. seq., as well as asbestos, urea formaldehyde, PCB's and other chemicals and substances that present or may present a hazard to health or the environment) will be used, generated, treated, stored, disposed of or otherwise introduced into or on the Leased Premises by Tenant in violation of applicable state, federal or local law.

8. Damage to Property. Landlord and Tenant agree that Landlord will insure the Building and the Leased Premises and Tenant will insure the personal property and fixtures of Tenant located in the Leased Premises.

A. In case of damage to the Leased Premises or the Building by fire or other casualty or structural defect, Tenant shall give immediate notice to Landlord who shall thereupon cause the damage to be repaired with reasonable speed at the expense of Landlord, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. If the Building should be substantially destroyed or damaged (which as used herein means destruction or material damages not resulting from the intentional or willful acts of Tenant which prevent Tenant from using the Leased Premises for the conduct of its business and which is reasonably estimated to take in excess of 180 days to repair) by fire or other casualty, then Landlord or Tenant may, at its option, terminate this Lease Agreement by giving written notice thereof to the other party within thirty (30) calendar days after the date of such casualty. In such event, rent shall be apportioned to and shall cease as of the date of such casualty and Tenant shall be given a reasonable period of time, not to exceed thirty (30) calendar days, in which to remove its trade fixtures and personal property, whereupon both parties shall be released from all further obligations and liability hereunder (except for any obligations previously incurred hereunder). If neither party exercises this option, then the Building shall be reconstructed and restored, at Landlord's expense to substantially the same condition as it was prior to the casualty. In the event of such reconstruction, rent shall be equitably abated according to the nature and extent that Tenant's use and enjoyment of the Leased Premises has been interfered with and this Lease Agreement shall continue in full force and effect for the balance of the Term.

B. If the Leased Premises should be damaged by fire or other casualty, but not substantially destroyed or damaged to the extent provided in subparagraph A of this Paragraph 8, then such damaged part of the Leased Premises shall be reconstructed and restored, at Landlord's expense to substantially the same condition as it was prior to the casualty. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within 120 calendar days from the date of the casualty, Tenant may, at its option, terminate this Lease Agreement upon giving Landlord written notice to that effect, whereupon both parties shall be released form all further obligations and liability hereunder (except for any obligations previously incurred hereunder).

C. During any such reconstruction or restoration under this Paragraph 8, rent shall be equitably abated according to the nature and extent that Tenant's use and enjoyment of the Leased Premises has been interfered with.

9. Non-Liability of Landlord. Tenant agrees that Landlord and its Building manager and their officers and employees shall not be liable to Tenant for any damage to or loss of personal property located in the Leased Premises or for injuries to persons unless

such damage, loss, or injury is the result of the negligence or willful misconduct of Landlord, its Building manager, or their officers or employees.

10. Notice of Default/Renter. If Tenant shall default in fulfilling any of the covenants of this Lease Agreement other than the covenants for the payment of rent or additional rent, if any, and Tenant shall fail to commence to take steps to remedy the same within thirty (30) days after written notice thereof from Landlord specifying such default, or having so commenced shall thereafter fail to diligently proceed to correct the same, or if the Leased Premises shall become vacant or deserted prior to the expiration of the Term and Tenant shall cease paying rent or if any execution or attachment shall be issued against Tenant or any of its property whereupon the Leased Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant and the same shall not be bonded and/or dismissed or discharged as promptly as possible under the circumstances, Landlord may give ten (10) days notice of intention to end the Term of this Lease Agreement and thereupon at the expiration of said ten (10) days the Term of this Lease Agreement shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of said Term, and Tenant shall then quit the Leased Premises and surrender the same, but shall remain liable as hereinafter provided.

11. Repairs by Tenant. Unless the same is covered by Landlord's building insurance and except to the extent caused by Landlord's negligence or willful misconduct, Tenant agrees that all damage or injury done to the Leased Premises by Tenant or by any person who may be in or upon the Leased Premises at Tenant's request, except Landlord or Landlord's agents, shall be repaired by Tenant at its expense. All repairs, replacements, and renewals shall be made with materials and workmanship of a quality equal to or greater than that which originally existing in the Leased Premises. Tenant agrees at the expiration of this Lease Agreementor upon the earlier termination thereof, to quit and surrender the Leased Premises in good condition and repair, reasonable wear and damage excepted.

12. Repairs and Covenants by Landlord. Landlord shall keep the foundations, exterior walls, all exterior doors, exterior lighting, roof, parking lot, downspouts and gutters of the Building in good order, condition and repair, and if necessary or required by governmental authority, make modifications or replacements thereof, except that Tenant shall make all such repairs modifications or replacement which become necessary or desirable by reason of the negligence of Tenant, its agents, servants or employees, unless and to the extent the damage or loss resulting from such negligence is covered under any policy of insurance and such loss or damage is paid to or on behalf of Landlord, pursuant to such insurance policy. Landlord also agrees to do the following:

A. Repair the dock bumpers.

B. Add a secure and lockable door between the common area and the Tenant's Leased Premises.

C. Cement the wall of the dock.

D. Create a common dock area.

E. Create a dead storage space to be rented.

F. Allow Tenant to use four (4) desks and other furniture and fixtures not needed by Precision Printing.

G. Deliver the Leased Premises in "broom-clean" condition upon execution of this Lease Agreement. Tenant shall have the right of a walk-through inspection of the Leased Premises within forty-eight (48) hours before the Commencement Date. However, this shall impose no additional obligations to Landlord provided the Leased Premises are in the same condition, reasonable wear and tear excepted, as on the date first shown to Tenant

H. Not lease the dead storage area to any new tenant whose activity would interfere with the operation of Tenants' business operations or access to the Leased Premises.

I. Give Tenant notice of, and the first option to lease, the space in the Building adjacent to the Leased Premise if and when it becomes available for lease upon terms commensurate with the terms of this Lease Agreement.

J. Allow Landlord reasonable access, with notice, for nothing larger than a 2-wheeler to the man-access door on the east wall of the Leased Premises through the common area.

13. Notice. All bills, statements, notices or communications which Landlord may desire to be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant at the Leased Premises or sent by registered or certified mail addressed to Tenant at the Building, and the time of rendition thereof or the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address where the last previous rent hereunder was payable, or in the case of subsequent change upon notice given, to the latest address furnished, and the time of giving of such notice shall be deemed to be the time when the same is deposited in the mail as herein provided.

14. Failure to Vacate. Should Tenant continue to occupy the Leased Premises after the expiration of the Original Term or any renewal or renewals thereof, with the express or implied consent of Landlord, such tenancy shall be from month to month and in no event from year to year or for any longer term.

A. At the request of Landlord, this Lease Agreement shall be subordinate to any mortgages that are now or may hereafter be placed upon the Leased Premises and the Building and to any and all advances made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof.

B. In the event of the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage affecting the Leased Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Leased Premises, this Lease Agreement shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute any instrument reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the landlord under this Lease Agreement. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give it any right or election to terminate or otherwise adversely affect this Lease Agreement and the obligations of Tenant thereunder by reason of any such foreclosure proceeding.

15. Eminent Domain. If the whole or any part of the Leased Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain, or shall be conveyed to such authority in lieu of such taking, such taking rendering the Leased Premises unsuitable for Tenant's use, in Tenant's reasonable discretion, then Tenant may, at its option, terminate this Lease Agreement as of the date Tenant is required to surrender possession of the Leased Premises or any part thereof. In such event, rent shall be apportioned to and shall cease as of the date Tenant is required to surrender possession of the Leased Premises or any part thereof, and both parties shall be released from all further obligations and liability hereunder (except for any obligations previously incurred hereunder). All compensation awarded for such taking or conveyance shall be the property of Landlord, without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all of its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property and such other compensation to which Tenant is lawfully entitled without reducing Landlord's award.

16. Default. If at or prior to the Commencement Date or if any time during the Term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for liquidation, reorganization or involuntary dissolution or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, this Lease Agreement, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in which event neither Tenant nor any person claiming through or under

Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Leased Premises but shall forthwith quit and surrender the same, and Landlord, in addition to the other rights and remedies Landlord has by virtue of this Lease Agreement or any statute or rule of law, may retain as security for its damages any rent, security, deposit or monies received by Landlord from Tenant or others in behalf of Tenant. In the event that at any of the times above mentioned, an involuntary insolvency, bankruptcy or reorganization proceeding shall be instituted, Tenant shall have forty-five (45) days from the date of the institution of such proceedings in which to vacate the same before Landlord has any rights to terminate this Lease Agreement.

It is stipulated and agreed that in the event of the termination of this Lease Agreement due to Tenant's default which is not cured within thirty (30) days after notice, Landlord shall forthwith, notwithstanding any other provisions of this Lease Agreement to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term demised and the then fair and reasonable rental value of the Leased Premises for the same period both discounted to present value based on a discount rate equal to nine percent (9%) per annum. If the Leased Premises or any part thereof be re-let by Landlord for the unexpired Term of this Lease Agreement or any part thereof, before presentation of proof of such liquidate damages to any court, commission or tribunal, the amount of rent reserved upon re-letting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Leased Premises so re-let during the term of the re-letting.

17. Assignment and Subletting. Tenant may sell, assign, or transfer this Lease Agreement, in whole or in part, and sublet all or part of the Leased Premises with the consent of Landlord and Landlord agrees that such consent will not be unreasonably withheld.

Each assignee or transferee shall assume and be deemed to have assumed this Lease Agreement and shall be and remain liable jointly and severally with Tenant for the payment of the rent, any additional rent, past rents and adjustments of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term of this Lease Agreement. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by the assignee, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

Any consent to any sale, assignment, transfer or sublease which may be given by Landlord shall not constitute a waiver by Landlord of the provisions of this Paragraph 17, or a release of Tenant from the full performance by it of the covenants on the part of Tenant herein contained and any consent given by Landlord to any sale, assignment, transfer, or sublease shall not relieve Tenant from the above requirements for obtaining the written consent of Landlord to any subsequent sale, assignment, transfer or sublease.

18. Compliance with Laws. Tenant shall not do or permit to be done any act or thing upon the Leased Premises which will invalidate or be in conflict with the terms of the Ohio standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein, and Tenant shall, at its own expense, comply with all rules, regulations and requirements of the National Board of Fire Underwriters or any state or other similar body having jurisdiction with respect to the Leased Premises. Tenant may not use the Leased Premises for any purpose which will increase the rate of insurance on the Leased Premises unless Tenant obtains the written approval of Landlord and Tenant agrees to pay for such increase in cost.

19. Indemnity. Tenant agrees to indemnify Landlord from and against any liability, actions, and cause of actions and expense arising from Tenant's use of the Leased Premises unless caused by the negligence or willful misconduct of Landlord, its agents or contractors and Landlord shall indemnify Tenant of and from any liability, actions, and causes of action and expenses which are a result of the negligence or willful misconduct of Landlord, its agents or contractors and Landlord hereby releases Tenant from any and all liability for the same. The obligation to indemnify hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

20. Electrical Usage. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installation. Any riser or risers on wiring to meet Tenant's excess electrical requirements, upon written request of Tenant, will be installed by Tenant pursuant to applicable building code, at the sole cost and expense of Tenant (if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or Leased Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alteration, repairs or expense or interfere with or disturb other tenants or occupants). Tenant shall make no substantial alterations or additions to the electric equipment or installations without the prior written consent of Landlord in each instance. Normal office use shall not be considered a violation of this paragraph.

21. Quiet Enjoyment. Landlord covenants that upon Tenant's paying the rent and any additional rent and observing and performing all the terms, covenants and conditions of this Lease Agreement on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises. Subject, nevertheless, to the terms and conditions of this Lease Agreement.

22. Expenditures by Landlord. If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms and provisions in any paragraph of this Lease Agreement for more than thirty (30) days after notice (with the exception of Paragraph 3(A)), Landlord, without being under any obligation to do so and without thereby waiving such default,

may remedy such default for the account and at the expense of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default. If Landlord reasonably makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be paid to it by Tenant.

23. Estoppel Certificate.

A. Tenant agrees, at any time, and from time to time, upon not less than ten (10) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing certifying that this Lease Agreement is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified, stating the modifications), and the dates to which the rent, any additional rent, and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease Agreement and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Building and the land upon which it is erected, any mortgagee or prospective mortgagee thereof, or any prospective assignee of any mortgage thereof. Tenant also agrees to execute and deliver from time to time such estoppel certificates as an institutional lender may reasonably require with respect to this Lease Agreement.

B. Landlord agrees, at any time and from time to time, upon not less than ten (10) calendar days' prior written notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing (i) certifying that this Lease Agreement is unmodified and in full force and effect (or, if there have been modifications, stating such modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease Agreement, and, if so, specifying each such default of which Landlord may have knowledge; and (iv) stating the address to which notices to Landlord and payments of rent should be sent.

24. Security Deposit. Tenant has deposited with Landlord a sum equal to $2,500.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease Agreement. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease Agreement, including, but not limited to, the payment of rent and any additional rent, Landlord may use, apply or retain the whole or any part of the security deposited to the extent required for the payment of any rent and additional rent or any other sums as to which Tenant is in default or for any sum which Landlord may reasonably expend or may be required to expend by reason of Tenant's default in respect to any of the terms, covenants and

conditions of this Lease Agreement, including, but not limited to, any damages or deficiency in the re-letting of the Leased Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all the terms provisions, covenants and conditions of this Lease Agreement, the security shall be returned to Tenant without interest, after the expiration of the Lease Agreement and after delivery of entire possession of the Leased Premises to Landlord.

25. Gender/Plural/Pronouns. The word "Tenant", wherever used in this Lease Agreement, shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease Agreement shall not inure the benefit of any assignee, heir, legal representative, transferee or successors of Tenant, except upon the express written consent or election of Landlord or as provided in Paragraph 17 of this Lease Agreement.

26. Governing Law. This Lease Agreement shall be governed by the laws of the State of Ohio. This Lease Agreement contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect and abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

27. Recordation. Landlord and Tenant agree that this Lease Agreement shall not be recorded but a short form thereof in a form acceptable to both parties may be recorded at the option of either party.

28. Subrogation. Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any other casualties insured against or required to be insured against hereunder (including deductible portions), even is such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, and each party hereby waives any right of subrogation for all or any insurance maintained by either party. Each party shall cause each insurance policy carried by it hereunder to be written in such a manner to provide that the insurer waives all right of recovery by way of subrogation against the other party hereunder in connection with any loss or damage covered by such policy.

29. Insurance. Tenant, at Tenant's cost, shall provide a policy of Commercial General Liability Insurance on the Leased Premises, including but not limited, coverage for personal injuries, with limits of not less than one million dollars ($1,000,000.00)

combined single limit for bodily injury and property damage, per occurrence naming Landlord as a named insured. Tenant shall provide Landlord with certificates evidencing the coverages described in this Paragraph 29 on an annual basis beginning on the Commencement Date. Landlord shall provide a policy of liability and fire, casualty and extended coverage, including rent loss coverage, insurance in the sum of not less than one million dollars ($1,000,000.00) covering the Leased Premises and the Building. Said policy shall be at the expense of Landlord.

Tenant shall not carry any stock of goods or do anything in or about the Leased Premises which will in any way tend to increase the insurance rates and/or cause cancellation of any insurance policy on said Leased Premises. If Tenant's use or occupancy of the Leased Premises is solely responsible for an increase and/or cancellation of any insurance policy, Tenant shall pay such increase or increase in new policy obtained (if necessary), except for negligence or willful misconduct of owner or Landlord.

30. Requirement of Law. Both parties shall promptly comply with statutes, ordinances, rules, orders, regulations and requirement of the federal, state and municipal governments and of any and all of their departments or bureaus. Tenant shall be solely responsible for obtaining all permits and licenses necessary for its business including the Certificate of Occupancy and/or the Use Permit from Genoa Township and hold Landlord harmless from its failure to obtain same. If Tenant is denied a certificate of occupancy/use permit from the Township, this Lease Agreement will be considered null and void and Landlord agrees to return Tenant's security deposit in a timely manner.

31. Attorney's Fees. If either party employs an attorney because of the violation of any covenant, agreement or provision of this Lease Agreement and prevails in litigation arising out of such violation, the other party shall pay such attorney's reasonable fees.

32. Broker. Landlord acknowledges and agrees to pay broker commission to C.B. Richard Ellis in the amount of 3% for the first year rental upon execution of this Lease Agreement. Landlord further acknowledges and agrees to pay said broker the balance of the 3% commission if Tenant does not exercise the option to cancel this Lease Agreement as described hereinabove in paragraph 2.

[signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto, through their respective representatives, have caused this Lease Agreement to be executed to be effective as of the date first set forth above.

LANDLORD: Leaventon & Leaventon, L.L.C.:
Signed in the presence of:

By: ______________________
member

TENANT: The Guitammer Company:
Signed in the presence of:

By ______________________ , its President/CEO